UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010
ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As previously announced, Alere Inc., or Alere, is making available on its website slides used in connection with today’s Briefing for Institutional Investors and Financial Analysts, being held at the Embassy Suites Hotel, 102 North End Avenue, New York, NY beginning at 9 a.m. EST, along with a live audio broadcast of the event. The event will feature presentations by Dave Scott, Chief Scientific Officer, Hilde Eylenbosch, Chief Commercial Officer, and Tom Underwood, Alere Health CEO. Each presentation will be followed by a brief question and answer session and the event will conclude with a general question & answer session which will include additional members of senior management.
The presentation slides used in each executive presentation will be posted separately immediately before each presentation begins and will remain posted for at least 30 days. The three presentations can be accessed on the Events page of the Alere’s Investor Center - http://investor.alere.com/investor-center/events—presentations.aspx.
The live audio broadcast will be made available just before 9 a.m. EST on the Events page and an archived version of the audio broadcast will be available for at least 30 days.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
Date: December 9, 2010	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance